Exhibit 10.4

WILLIAM LYON HOMES

2012 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD GRANT NOTICE AND

RESTRICTED STOCK AWARD AGREEMENT

(Revised August 2013)

William Lyon Homes, a Delaware corporation (the “Company”), pursuant to its 2012 Equity Incentive Plan, as amended from time to time (the “Plan”), hereby grants to the individual listed below (“Participant”), the number of shares of the Company’s Class D common stock, par value $0.01, set forth below (the “Award”). This Restricted Stock Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Award Agreement attached hereto as Exhibit A (the “Restricted Stock Agreement”) (including, without limitation, the Restrictions on the Shares set forth in the Restricted Stock Agreement) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Restricted Stock Agreement.

Participant:

Grant Date:

Maximum Number of Shares of Restricted Stock:	[ ] shares

Purchase Price per Share:	$0.01

Vesting Schedule:

Subject to the terms and conditions of the Plan, this Grant Notice and the Restricted Stock Award Agreement, and subject to Participant’s continued service through each applicable vesting date, the Restrictions shall lapse and the Earned Shares (as defined in Exhibit B) shall vest as set forth below, assuming the Performance Conditions set forth on Exhibit B to this Grant Notice are satisfied:

•       % of the Shares shall vest on             , 20    ;

•       % of the Shares shall vest on             , 20    ; and

•       % of the Shares shall vest on             , 20    ;

provided, however, that the Earned Shares shall be subject to accelerated vesting as set forth in Section 2.2(c) of the Restricted Stock Agreement.

By his or her signature, Participant agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Agreement and this Grant Notice. Participant has reviewed the Restricted Stock Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, this Grant Notice or the Restricted Stock Agreement. If Participant is married, his or her spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit C.

WILLIAM LYON HOMES:		PARTICIPANT:

By:		By:
Print Name:		Print Name:
Title:
Address:	4695 MacArthur Court	Address:
8th Floor Newport Beach, CA 92660

Attachments:	Restricted Stock Award Agreement (Exhibit A)
Performance Conditions (Exhibit B)
Consent of Spouse (Exhibit C)
Assignment Separate from Certificate (Exhibit D)
Joint Escrow Instructions (Exhibit E)
Form of Internal Revenue Code Section 83(b) Election and Instructions (Exhibit F)
• Election under Internal Revenue Code Section 83(b) (Attachment 1 to Exhibit F)
• Sample Cover Letter to Internal Revenue Service (Attachment 2 to Exhibit F)

2

EXHIBIT A

TO RESTRICTED STOCK AWARD GRANT NOTICE

WILLIAM LYON HOMES RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the Restricted Stock Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Award Agreement (this “Agreement”) is attached, William Lyon Homes, a Delaware corporation (the “Company”), has granted to Participant the right to purchase the number of Shares under the William Lyon Homes 2012 Equity Incentive Plan, as amended from time to time (the “Plan”), as set forth in the Grant Notice.

ARTICLE I.

GENERAL

1.1 Defined Terms. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

(a) “Cause” shall have the meaning set forth in any employment, consulting or similar agreement with the Company or any of its Affiliates to which Participant is a party on the date of grant.

(b) “Change in Control” shall have the meaning set forth in any employment, consulting or similar agreement with the Company or any of its Affiliates to which Participant is a party on the date of grant, and in the absence of such agreement or definition, “Change in Control” shall have the meaning set forth in the Plan.

(c) “Conversion Date” shall have the meaning set forth in the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time.

(d) “Good Reason” shall have the meaning set forth in any employment, consulting or similar agreement with the Company or any of its Affiliates to which Participant is a party on the date of grant. If Participant is not a party to such an agreement, “Good Reason” shall mean, in each case, without Participant’s prior written consent: (i) the Company’s breach of any material provision of this Agreement or any other material agreement that Participant and the Company are parties to; (ii) the material diminution in the authority or duties of Participant; (iii) the material diminution in the annual base compensation of Participant (except for across-the-board reductions or similar reductions affecting Company senior employees); or (iv) a material change in the geographic location at which Participant must perform services for the Company or its Affiliate (which results in a relocation of at least fifty (50) miles); provided, that “Good Reason” shall only exist if Participant provides written notice to the Company of the existence of the condition described herein within sixty (60) days following the initial existence of such condition, upon the notice of which the Company has sixty (60) days during which it may remedy the condition without penalty to the Company.

(e) “Initial Public Offering” shall mean the initial underwritten public offering by the Company of Class A Common Stock pursuant to an effective registration statement under the Securities Act.

(f) “Permitted Transfer” shall have the meaning set forth in Section 2.4(a).

(g) “Permitted Transferee” shall mean any Person to whom a Permitted Transfer of Shares is made, but only with regard to Shares that were the subject of a Permitted Transfer.

(h) “Person” shall mean a company, a corporation, an association, a partnership, a limited liability company, an organization, a joint venture, a trust or other legal entity, an individual, a government or political subdivision thereof or a governmental agency.

(i) “Termination of Consultancy” shall mean the time when the engagement of Participant as a Consultant to the Company or an Affiliate is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death, Disability or retirement, but excluding: (a) terminations where there is a simultaneous employment or continuing employment of Participant by the Company or any Affiliate, and (b) terminations where there is a simultaneous re-establishment of a consulting relationship or continuing consulting relationship between Participant and the Company or any Affiliate. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company or any Affiliate has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

(j) “Termination of Directorship” shall mean the time when Participant, if he or she is or becomes a Non-Employee Director, ceases to be a Non-Employee Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Non-Employee Director.

(k) “Termination of Employment” shall mean the time when the employee-employer relationship between Participant and the Company or any Affiliate is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement, but excluding: (a) terminations where there is a simultaneous reemployment or continuing employment of Participant by the Company or any Affiliate, and (b) terminations where there is a simultaneous establishment of a consulting relationship or continuing consulting relationship between Participant and the Company or any Affiliate. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Employment.

(l) “Termination of Services” shall mean Participant’s Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

(m) “Transfer” shall mean any sale, transfer, assignment, hypothecation, encumbrance, placement in trust (voting or otherwise) or transfer by operation of law (other than by way of a merger or consolidation of the Company) or other disposition, whether direct or indirect, whether voluntary or involuntary, whether by gift, bequest or otherwise, of shares. In the case of a hypothecation, the Transfer shall be deemed to occur both at the time of the initial pledge and at any pledgee’s sale or a sale by any secured creditor or a retention by the secured creditor of the pledged shares in complete or partial satisfaction of the indebtedness for which the shares are security.

(n) “Transferee” shall mean any Person (including a Permitted Transferee) to whom Participant wishes to Transfer any Shares.

1.2 Incorporation of Terms of Plan. The Award is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

AWARD OF RESTRICTED STOCK

2.1 Award of Restricted Stock.

(a) Award. In consideration of Participant’s past and/or continued employment with or service to the Company or one of its Affiliates, and for other good and valuable consideration which the Administrator has determined exceeds the aggregate par value of the Shares subject to the Award, as of the Grant Date, the Company issues to Participant the Award described in this Agreement. The number of Shares subject to the Award is set forth in the Grant Notice. Participant is an Employee, Non-Employee Director or Consultant of the Company or one of its Affiliates.

(b) Purchase Price; Book Entry Form. The purchase price of the Shares, if any, is set forth on the Grant Notice. At the sole discretion of the Administrator, the Shares will be issued in either (i) uncertificated form, with the Shares recorded in the name of Participant in the books and records of the Company’s transfer agent with appropriate notations regarding the restrictions on transfer imposed pursuant to this Agreement, and upon vesting and the satisfaction of all conditions set forth in Section 2.2, the Company shall cause certificates representing the Shares to be issued to Participant; or (ii) certificate form pursuant to the terms of Sections 2.1(c) and (d).

(c) Legend. Certificates representing Shares issued pursuant to this Agreement shall, until all Restrictions (as defined below) imposed pursuant to this Agreement lapse or shall have been removed and the Shares shall thereby have become vested or the Shares represented thereby have been forfeited hereunder, bear the following legend (or such other legend as shall be determined by the Administrator):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS, CERTAIN RESTRICTIONS ON TRANSFER, SALE AND HYPOTHECATION, CERTAIN REPURCHASE RIGHTS AND FORFEITURE UNDER THE TERMS OF A RESTRICTED STOCK AWARD AGREEMENT, BY AND BETWEEN WILLIAM LYON HOMES AND THE REGISTERED OWNER OF SUCH SHARES, AND SUCH SHARES MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT PURSUANT TO THE PROVISIONS OF SUCH AGREEMENT. SUCH SECURITIES MAY ALSO BE SUBJECT TO DRAG-ALONG AND TAG-ALONG RIGHTS IN THE FUTURE.”

(d) Escrow. The Secretary of the Company or such other escrow holder as the Administrator may appoint may retain physical custody of the certificates representing the Shares until all of the Restrictions imposed pursuant to this Agreement lapse or shall have been removed; in such event Participant shall not retain physical custody of any certificates representing unvested Shares issued to him or her. Participant, by acceptance of the Award, shall be deemed to appoint, and does so appoint the Company and each of its authorized representatives as Participant’s attorney(s)-in-fact to effect any transfer of unvested forfeited Shares (or Shares otherwise reacquired by the Company hereunder) to the Company as may be required pursuant to the Plan or this Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer, including the Assignment Separate from Certificate, set forth as Exhibit D to the Grant Notice, duly endorsed in blank.

(e) Delivery of Certificates Upon Vesting. Subject to the Company’s rights set forth in Section 2.5, as soon as administratively practicable after the vesting of any Shares subject to the Award and lapse of Restrictions pursuant to Section 2.2(b), the Company shall, as applicable, either remove the notations on any Shares subject to the Award issued in book entry form that have vested or deliver to Participant a certificate or certificates evidencing the number of Shares subject to the Award that have vested in accordance with Joint Escrow Instructions set forth on Exhibit E to the Grant Notice. Participant (or the beneficiary or personal representative of Participant in the event of Participant’s death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances required by the Company. The Shares so delivered shall no longer be subject to the Restrictions hereunder.

2.2 Conditions.

(a) Forfeiture. Subject to Section 2.2(c), any portion of the Award that is not vested as of the date of Participant’s Termination of Services shall thereupon be forfeited immediately and without any further action by the Company. For purposes of this Agreement, “Restrictions” shall mean the restrictions on sale or other transfer set forth in Sections 2.4 through 2.6 and the risk of forfeiture set forth in Sections 2.2(a) and 2.2(b) and the vesting schedule set forth on the Grant Notice.

(b) Vesting and Lapse of Restrictions. Subject to Sections 2.2(a) and 2.2(c), the Earned Shares (as defined in Exhibit B) pursuant to the Award shall vest and the Restrictions shall lapse in accordance with the vesting schedule set forth on the Grant Notice and upon satisfaction of the Performance Conditions set forth on Exhibit B. For the avoidance of doubt, the Right of Repurchase shall only lapse as set forth in Section 2.2(c).

(c) Acceleration of Vesting. Notwithstanding any other provision of this Agreement to the contrary, in the event of [(i) a Change in Control or (ii)] Participant’s Termination of Services by the Company without Cause or by Participant for Good Reason [on or within twelve (12) months following a Change in Control, in connection with which the successor corporation does not assume the Award or substitute an equivalent right for the Award], [in either case,] the “Earned Shares” shall become fully vested and the Restrictions thereupon shall lapse. For purposes of this Section 2.2(c), “Earned Shares” shall be the number of Shares equal to (x) the “Target Shares” (as defined in Exhibit B) before the “Determination Date” (as defined in Exhibit B), or (y) the “Earned Shares” (as determined in accordance with Exhibit B) on or after the Determination Date.

(d) Tax Withholding. Notwithstanding any other provision of this Agreement to the contrary, no new certificate shall be delivered to Participant or his or her legal representative, and no Shares shall be entered in book entry form, unless and until Participant or his or her legal representative shall have paid to the Company the full amount of all federal and state withholding or other taxes applicable to the taxable income of Participant resulting from the grant of Shares or the lapse or removal of the Restrictions and issuance of Shares hereunder. Such payment shall be made by deduction from other compensation payable to Participant or in such other form of consideration acceptable to the Company which may, in the sole discretion of the Administrator, include:

(i) Cash or check; or

(ii) Other property acceptable to and approved by the Administrator (including, without limitation, through the delivery of a notice that Participant has placed a market sell order with a broker with respect to Shares for which the Restrictions are then subject to lapse, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of its withholding obligations; provided, that payment of such proceeds is then made to the Company upon settlement of such sale).

(e) Conditions to Delivery of Shares. Subject to Section 2.1, the Shares deliverable under this Award may be either previously authorized but unissued Shares or issued Shares that have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares under this Award prior to fulfillment of all of the following conditions:

(i) The admission of such Shares to listing on all stock exchanges on which the Shares are then listed;

(ii) The completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(iii) The obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(iv) The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax; and

(v) The lapse of such reasonable period of time following the grant of this Award as the Administrator may from time to time establish for reasons of administrative convenience.

2.3 Consideration to the Company. In consideration of the grant of the Award by the Company, Participant agrees to render faithful and efficient services to the Company or any Affiliate. Nothing in the Plan or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and Participant.

2.4 General Restrictions on Transfer of Shares.

(a) Permitted Transfers of Shares. Subject to compliance with the restrictions and conditions set forth in this Section 2.4, with the consent of the Administrator, Participant may Transfer vested Shares subject to the Award (i) by the laws of descent and distribution, or (ii) by gift or domestic relations order to a “family member” (as defined in Rule 701 under the Securities Act) (any such Transfer shall be referred to as a “Permitted Transfer”). No Permitted Transferee of Participant shall be permitted to Transfer Shares to any Person to whom Participant would not be permitted to Transfer Shares pursuant to the terms of this Agreement.

(b) Conditions to Transfer. No Transfer (including a Permitted Transfer) of any Shares may occur unless and until (i) the Company shall have received prior written notice of the proposed Transfer, setting forth the proposed Transferee and the circumstance and details thereof (the

“Notice”); (ii) the Company shall (at its option) have received a written opinion, from an attorney and in a form reasonably satisfactory to the Company, specifying the nature and circumstances of the proposed Transfer, and stating that the proposed Transfer will not be in violation of any Applicable Law; (iii) if such Transfer occurs prior to the Conversion Date, the Company shall have received from the Transferee (and the Transferee’s spouse, if such spouse will have a community property interest in the Shares) a written consent to be bound by all of the terms and conditions of this Agreement; and (iv) the Transfer complies with all other applicable requirements of this Agreement.

(c) No Transfers of Unvested Shares. In no event shall Participant Transfer any Shares that are not vested (or any right or interest therein) to any Person in any manner whatsoever, whether voluntarily or by operation of law or otherwise. Any Transfer of any unvested Shares shall be null and void and of no force or effect.

(d) Transferee Bound by Agreement. Prior to the Conversion Date, the Shares subject to the Award that are owned or controlled by a Transferee (including a Permitted Transferee) shall for all purposes be subject to the terms of this Agreement (as if the Transferee were Participant), whether or not such Transferee has executed a consent to be bound by this Agreement.

(e) Invalid Sales. Notwithstanding any provision in this Agreement to the contrary, any Transfer under this Section 2.4 shall be subject to the Company’s Right to Repurchase in Section 2.5. Any purported Transfer of Shares made without fully complying with all of the provisions of this Agreement shall be null and void and without force or effect.

(f) Termination of Transfer Restrictions. The restrictions set forth in this Section 2.4 shall terminate upon the earliest of the following: (i) written agreement of the Company and Participant, or (ii) the Initial Public Offering.

2.5 Company’s Right to Repurchase Shares.

(a) Events Giving Rise to Right to Repurchase. In the event (i) there is filed by or against Participant (x) a petition to have Participant adjudged a bankrupt or (y) a petition for reorganization or arrangement or other relief under any law relating to bankruptcy, unless in the case of a petition filed against Participant the same is dismissed within thirty (30) days, (ii) Participant experiences a Termination of Services by himself or herself without Good Reason, or (iii) Participant experiences a Termination of Services for Cause, the Company shall have, in addition to, and not in lieu of, any other rights hereunder, the right to repurchase the vested Shares owned by Participant and by his Permitted Transferees, at the price specified in Section 2.5(c) and on the other terms set forth in Section 2.5(d). Participant agrees to give written notice to the Company of the occurrence, with respect to himself, of an event of the type described in clause (i) of this Section 2.5(a) within ten (10) days after the occurrence of any such event (the “Participant’s Notice”). [Notwithstanding the foregoing, in no event shall the Company’s right to repurchase be exercised if the Participant experiences a Termination of Services due to the Company’s failure to renew the Participant’s employment agreement following the expiration of its term.]

(b) Manner of Exercise.

(i) The Company shall exercise its right to repurchase under this Section 2.5 by providing written notice to Participant and his Permitted Transferees stating that any or all of the vested Shares owned by Participant and by his or her Permitted Transferees are being purchased and specifying the event giving rise to the right to repurchase, which notice shall be delivered to Participant or his or her Permitted Transferees within sixty (60) days after the later of (A) the occurrence of the event giving rise to the right of repurchase or (B) receipt by the Company of Participant’s Notice. Upon delivery of such written notice, the Company shall be obligated to purchase from Participant, and Participant shall be obligated to sell to the Company, the number of vested Shares set forth in the Company’s notice on the terms and conditions set forth in this Section 2.5.

(ii) If the Company fails to exercise its right to repurchase within such sixty (60)-day period, the remaining vested Shares that were subject to such right to repurchase shall remain subject to all of the terms and conditions of this Agreement, excluding only such right to repurchase in this instance and with respect to the specific event that occurred.

(c) Purchase Price. In the case of any purchase pursuant to clauses (i) or (ii) of Section 2.5(a), the purchase price shall be equal to the Fair Market Value of the Shares repurchased as of the date of the event giving rise to the Company’s right to repurchase. In the case of any purchase pursuant to Section 2.5(a)(iii), the purchase price shall be equal to the lower of (i) the Fair Market Value of the Shares to be repurchased as of the date of the event giving rise to the right to repurchase or (ii) the purchase price paid, if any, by Participant to the Company for the Shares to be repurchased.

(d) Payments; Closing. With respect to any Shares purchased by the Company pursuant to this Section 2.5, the purchase price shall be paid in cash. Subject to Section 2.6, the closing of any purchase and sale made pursuant to this Section 2.5 shall be held at a time specified by the Company within forty-five (45) days following the exercise of the Company’s right to repurchase at the then principal offices of the Company, or such other place as is agreed upon by the parties thereto. At the closing, (i) Participant shall deliver to the Company the Shares, free and clear of all liens and encumbrances, and duly endorsed for transfer or accompanied by duly executed stock powers, and (ii) the Company shall deliver to Participant the purchase price in the form of cash.

(e) Termination of Repurchase Right. The repurchase right set forth in this Section 2.5 shall terminate upon the earliest of the following: (i) the written agreement of the Company and Participant, or (ii) the Initial Public Offering.

2.6 Limitations on Repurchases. The Company shall not exercise any right under this Agreement to purchase more Shares than it is permitted to purchase under the terms of Applicable Law or under the terms of any indenture or loan or credit agreement. In the event a purchase of the Shares by the Company pursuant to Section 2.5 shall be prohibited by Applicable Law or would cause a default under the terms of any indenture or loan or credit agreement to which the Company or its Affiliates may be a party, the Company shall so notify Participant. In such event, the obligation of Participant to sell such Shares to the Company and the obligation of the Company to purchase such Shares from Participant shall be suspended until such time as such prohibition first lapses or is waived and no such default would be caused; provided, however, that the purchase price to be paid by the Company for the Shares shall accrue interest at the applicable federal rate under the Internal Revenue Code of 1986, as amended.

ARTICLE III.

OTHER PROVISIONS

3.1 Tax Withholding and Section 83(b) Election. The Company shall be entitled to require a cash payment by or on behalf of Participant and/or to deduct from other compensation payable to Participant any sums required by federal, state or local tax law to be withheld with respect to the grant or vesting of the Award or the lapse of the Restrictions hereunder. Participant understands that Section 83(a) of the Internal Revenue Code taxes as ordinary income the difference between the amount, if any, paid for the Shares and the Fair Market Value of such Shares at the time the Restrictions on such Shares lapse. Participant understands that, notwithstanding the preceding sentence, Participant may elect to be taxed at the time of the Grant Date, rather than at the time the Restrictions lapse, by filing an election under Section 83(b) of the Code (an “83(b) Election”) with the Internal Revenue Service within 30 days of the Grant Date, a sample of which is set forth as Exhibit F to the Grant Notice. In the event Participant files an 83(b) Election, Participant shall provide the Company a copy thereof prior to the expiration of such 30 day period. Participant understands that in the event an 83(b) Election is filed with the Internal Revenue Service within such time period, Participant will recognize ordinary income in an amount equal to the difference between the amount, if any, paid for the Shares and the Fair Market Value of such Shares as of the Grant Date. Participant further understands that an additional copy of such 83(b) Election form should be filed with his or her federal income tax return for the calendar year in which the date of this Agreement falls. Participant acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to the Award hereunder, and does not purport to be complete.

PARTICIPANT FURTHER ACKNOWLEDGES THAT THE COMPANY IS NOT RESPONSIBLE FOR FILING PARTICIPANT’S 83(b) ELECTION, AND THE COMPANY HAS DIRECTED PARTICIPANT TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE, THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH PARTICIPANT MAY RESIDE, AND THE TAX CONSEQUENCES OF PARTICIPANT’S DEATH.

PARTICIPANT HEREBY ASSUMES ALL RESPONSIBILITY FOR FILING PARTICIPANT’S 83(b) ELECTION AND PAYING ANY TAXES RESULTING FROM SUCH ELECTION OR FROM FAILURE TO FILE THE ELECTION AND PAYING TAXES RESULTING FROM THE LAPSE OF THE RESTRICTIONS ON THE UNVESTED SHARES.

PARTICIPANT UNDERSTANDS THAT PARTICIPANT MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PARTICIPANT’S PURCHASE OR DISPOSITION OF THE SHARES AND PARTICIPANT REPRESENTS THAT PARTICIPANT IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

3.2 Rights as Stockholder. Except as otherwise provided herein, upon the Grant Date Participant shall have all the rights of a stockholder with respect to the Shares, subject to the Restrictions herein, including the right to vote the Shares; provided, however, that any distributions or dividends with respect to unvested Shares shall be held by the Company and shall be released to Participant only as the underlying Shares vest; provided, further, that at the discretion of the Company, and prior to the delivery of Shares, Participant may be required to execute a stockholders agreement in such form as shall be determined by the Company.

3.3 Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any of its Affiliates.

3.4 Nonsolicitation. As a condition of being granted the Shares subject to the Award, Participant agrees that, during the period beginning on the date of Participant’s Termination of Services and ending on the second (2nd) anniversary thereof, Participant will not, and will not assist any other Person to, hire, solicit or recruit the employment or services of (whether as an employee, officer or director) any individual who, at the time of such hiring, solicitation or recruitment or at any time during the six (6) months preceding such Termination of Services, was an executive employee or officer of the Company or any Affiliate; provided, however, that if Participant is party to an employment agreement with the Company or its Affiliate, any nonsolicitation provision in such agreement shall govern.

3.5 Market Stand Off. Participant agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of (including by means of sales pursuant to Rule 144), any Shares of the Company’s capital stock during the 180-day period beginning on the effective date of the registration statement for an Initial Public Offering and during the 90-day period beginning on the effective date of the registration statement for any other underwritten offering (except as part of such underwritten registration), unless the managing underwriters for the registered public offering otherwise agree.

3.6 Conversion of Shares. Immediately upon the Conversion Date, each Share held by Participant hereunder (whether vested or unvested) shall automatically convert to one share of Class A Common Stock, and such shares of Class A Common Stock shall otherwise remain subject to the provisions of this Agreement.

3.7 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

3.8 Conformity to Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.9 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Award in any material way without the prior written consent of Participant.

3.10 Notices. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to Participant to his or her address shown in the Company records, and to the Company at its principal executive office.

3.11 Application to Other Stock. In the event any capital stock of the Company or any other corporation shall be distributed on, with respect to, or in exchange for, the Shares subject to the Award as a stock dividend, stock split, reclassification or recapitalization in connection with any merger or reorganization or otherwise, all restrictions, rights and obligations set forth in this Agreement shall apply with respect to such other capital stock to the same extent as they are, or would have been applicable, to the Shares subject to the Award on or with respect to which such other capital stock was distributed.

3.12 Additional Documents. Each party agrees to execute any and all further documents and writings, and to perform such other actions, that may be or become reasonably necessary or expedient to be made effective and carry out this Agreement.

3.13 No Third-Party Benefits. Except as otherwise expressly provided in this Agreement, none of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third-party beneficiary.

3.14 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

3.15 Severability. The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

3.16 Equitable Relief. Participant acknowledges that, in the event of a threatened or actual breach of any of the provisions of this Agreement, damages alone will be an inadequate remedy, and such breach will cause the Company great, immediate and irreparable injury and damage. Accordingly, Participant agrees that the Company shall be entitled to injunctive and other equitable relief, and that such relief shall be in addition to, and not in lieu of, any remedies it may have at law or under this Agreement.

3.17 Arbitration.

(a) General. Any controversy, dispute, or claim between the parties to this Agreement, including any claim arising out of, in connection with, or in relation to, the formation, interpretation, performance or breach of this Agreement shall be settled exclusively by arbitration, before a single arbitrator, in accordance with this Section 3.17 and the then-applicable JAMS Employment Arbitration Rules and Procedures (“JAMS Rules”). Judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof. Such arbitration shall be administered by JAMS. Arbitration shall be the exclusive remedy for determining any such dispute, regardless of its nature. Notwithstanding the foregoing, either party may in an appropriate matter apply to a court for provisional relief, including a temporary restraining order or a preliminary injunction, on the ground that the award to which the applicant may be entitled in arbitration may be rendered ineffectual without provisional relief. Unless mutually agreed by the parties otherwise, any arbitration shall take place in Orange County, California.

(b) Selection of Arbitrator. In the event the parties are unable to agree upon an arbitrator, the arbitrator shall be selected in accordance with the JAMS Rules.

(c) Applicability of Arbitration; Remedial Authority. This agreement to resolve any disputes by binding arbitration shall extend to claims against any parent, subsidiary or affiliate of each party, and, when acting within such capacity, any officer, director, shareholder, employee or agent of each party, or of any of the above, and shall apply as well to claims arising out of state and federal statutes and local ordinances as well as to claims arising under the common law. In the event of a dispute subject to this paragraph, the parties to the arbitration shall be entitled to reasonable discovery subject to the discretion of the arbitrator. The remedial authority of the arbitrator (which shall include the right to grant injunctive or other equitable relief) shall be the same as, but no greater than, would be the remedial power of a court having jurisdiction over the parties and their dispute. The arbitrator shall, upon an appropriate motion, dismiss any claim without an evidentiary hearing if the party bringing the motion establishes that he or it would be entitled to summary judgment if the matter had been pursued in court litigation. In the event of a conflict between the JAMS Rules and these procedures, the provisions of these procedures shall govern.

(d) Fees and Costs. Any filing or administrative fees shall be borne initially by the party requesting arbitration. The Company shall be responsible for the costs and fees of the arbitration. Notwithstanding the foregoing, each Party shall be responsible for and pay their own attoneys’ fees and costs incurred in connection with such arbitration, except as may be awarded to a prevailing party under Applicable Law.

(e) Award Final and Binding. The arbitrator shall render an award and written opinion, and the award shall be final and binding upon the parties. If any of the provisions of this paragraph, or of this Agreement, are determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of this Agreement, and this Agreement shall be reformed to the extent necessary to carry out its provisions to the greatest extent possible and to insure that the resolution of all conflicts between the parties, including those arising out of statutory claims, shall be resolved by neutral, binding arbitration. If a court should find that the arbitration provisions of this Agreement are not absolutely binding, then the parties intend any arbitration decision and award to be fully admissible in evidence in any subsequent action, given great weight by any finder of fact, and treated as determinative to the maximum extent permitted by law.

3.18 Headings. The section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular section.

3.19 Number and Gender. Throughout this Agreement, as the context may require, (a) the masculine gender includes the feminine and the neuter gender includes the masculine and the feminine; (b) the singular tense and number includes the plural, and the plural tense and number includes the singular; (c) the past tense includes the present, and the present tense includes the past; (d) references to parties, sections, paragraphs and exhibits mean the parties, sections, paragraphs and exhibits of and to this Agreement; and (e) periods of days, weeks or months mean calendar days, weeks or months.

3.20 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Award and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.21 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Shares issuable hereunder.

3.22 Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

3.23 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

EXHIBIT B

TO RESTRICTED STOCK AWARD GRANT NOTICE

PERFORMANCE CONDITIONS

A. Performance Conditions.

1. The Participant shall be entitled to earn the number of Shares set forth below (the “Earned Shares”), based on achievement of the ROE performance goal for the Performance Period at the performance level indicated below, subject to the Administrator’s certification of the level of achievement of the ROE performance goal as soon as practicable following the end of the Performance Period (such date, the “Determination Date”).

Maximum Shares	Target Shares	Threshold Shares
[ ] Shares	[ ] Shares	[ ] Shares

2. Earned Shares shall be calculated by the Administrator as set forth below. The Earned Shares shall be rounded down to the nearest whole Share. The Administrator, in its sole discretion, shall determine whether and to what extent Shares may be awarded if achievement of the ROE performance goal is above the Maximum Performance Level or below the Threshold Performance Level.

ROE for Performance Period	Earned Shares
At Maximum Performance Level	Maximum Shares

Between Target Performance Level and Maximum Performance Level	Determined by linear 2:1 increase/decrease between the Target Shares and the Maximum Shares

At Target Performance Level	Target Shares

Between Threshold Performance Level and Target Performance Level	Determined by linear 2:1 increase/decrease between the Threshold Shares and the Target Shares

At Threshold Performance Level	Threshold Shares

3. Any Shares that are determined not to be Earned Shares shall be forfeited immediately. Any Shares remaining unearned and/or unvested and subject to the Restrictions on the first day following the third anniversary of the Grant Date shall be forfeited immediately.

B. Definitions.

“Target Performance Level” shall mean a ROE of [    ]% during the Performance Period.

“Maximum Performance Level” shall mean 125% of the Target Performance Level.

“Threshold Performance Level” shall mean 75% of the Target Performance Level.

“ROE” shall mean the Company’s Return on Equity, calculated as [            ].

“Performance Period” shall mean the Company’s fiscal year ending [                    ].

B-1

EXHIBIT C

TO RESTRICTED STOCK AWARD GRANT NOTICE

CONSENT OF SPOUSE

I,                             , spouse of                     , have read and approve the foregoing Restricted Stock Award Grant Notice and Restricted Stock Award Agreement (the “Agreement”). In consideration of issuing to my spouse the shares of the common stock of William Lyon Homes, a Delaware corporation, set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the William Lyon Homes 2012 Equity Incentive Plan, as amended from time to time (the “Plan”) and the Agreement insofar as I may have any rights in said Plan or Agreement or any shares of the common stock of William Lyon Homes issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: ,
Signature of Spouse

C-1

EXHIBIT D

TO RESTRICTED STOCK AWARD GRANT NOTICE

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, the undersigned,                             , hereby sells, assigns and transfers unto William Lyon Homes, a Delaware corporation,                  shares of the common stock of William Lyon Homes standing in his or her name on the books of said corporation represented by Certificate No.      herewith and do hereby irrevocably constitute and appoint                      to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Assignment Separate from Certificate may be used only in accordance with the Restricted Stock Award Agreement between William Lyon Homes and the undersigned dated             , 20    .

Dated:             ,

[Name of Participant]

INSTRUCTIONS: Please do not fill in the blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its right of repurchase, as set forth in the Restricted Stock Award Agreement, without requiring additional signatures on the part of Participant.

D-1

EXHIBIT E

TO RESTRICTED STOCK AWARD GRANT NOTICE

JOINT ESCROW INSTRUCTIONS

            , 20

Secretary

William Lyon Homes

4695 MacArthur Court

8th Floor

Newport Beach, CA 92660

Ladies and Gentlemen:

As escrow agent (the “Escrow Agent”) for both William Lyon Homes, a Delaware corporation (the “Company”), and the undersigned recipient of shares of common stock of the Company (the “Participant”), you are hereby authorized and directed to hold in escrow the documents delivered to you pursuant to the terms of that certain Restricted Stock Award Agreement (“Agreement”) between the Company and the undersigned (the “Escrow”), including the stock certificate and the Assignment Separate from Certificate, in accordance with the following instructions:

1. In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the “Company”) exercises the Company’s right to repurchase Participant’s vested shares pursuant to Section 2.5 of the Agreement (the “Repurchase Option”), the Company shall give to Participant and you a written notice specifying the number of shares of stock to be purchased, the purchase price and the time for a closing hereunder at the principal office of the Company. Participant and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2. As of the date of closing of the repurchase indicated in such notice, you are directed (a) to date the Assignment Separate from Certificate necessary for the repurchase and transfer in question, (b) to fill in the number of shares being repurchased and transferred, and (c) to deliver the same, together with the certificate evidencing the shares of stock to be repurchased and transferred, to the Company or its assignee.

3. Participant irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as set forth in the Agreement. Participant does hereby irrevocably constitute and appoint you as Participant’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this paragraph 3 and the Agreement, Participant shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.

4. Upon written request of Participant, but no more than once per calendar year, unless the Company’s Repurchase Option has been exercised, you will deliver to Participant a certificate or certificates representing so many shares of stock as are not then subject to the Repurchase Option. Within

60 days after the termination of the Company’s Repurchase Option in accordance with the terms of the Agreement, you will deliver to Participant a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not repurchased pursuant to the Repurchase Option.

5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Participant, you shall deliver all of the same to Participant and shall be discharged of all further obligations hereunder.

6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Participant while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10. You shall not be liable for the expiration of any rights under any applicable federal, state, local or foreign statute of limitations or similar statute or regulation with respect to these Joint Escrow Instructions or any documents deposited with you.

11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary or appropriate to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Company will reimburse you for any reasonable attorneys’ fees with respect thereto.

12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15. Any notice to be given under the terms of these Joint Escrow Instructions to the Company shall be addressed to the Company in care of the Secretary of the Company at the address of the Company’s then current corporate headquarters, and any notice to be given to Participant shall be addressed to Participant at the address given beneath Participant’s signature on the signature page to this Agreement. By a notice given pursuant to this paragraph 15, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

18. These Joint Escrow Instructions shall be administered, interpreted and enforced under the laws of the State of Delaware, without regard to the conflicts of law principles thereof. Should any provision of these Joint Escrow Instructions be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

IN WITNESS WHEREOF, the parties have executed these Joint Escrow Instructions as of the date first written above.

WILLIAM LYON HOMES

By:
Name:
Title:

Address:	4695 MacArthur Court
8th Floor
Newport Beach, CA 92660

PARTICIPANT:

[Name of Participant]

Address:

ESCROW AGENT:

By:
Secretary, William Lyon Homes

EXHIBIT F

TO RESTRICTED STOCK AWARD GRANT NOTICE

FORM OF INTERNAL REVENUE CODE SECTION 83(B) ELECTION AND INSTRUCTIONS

These instructions are provided to assist you if you choose to make an election under Section 83(b) of the Internal Revenue Code, as amended, with respect to the shares of common stock of William Lyon Homes transferred to you. Please consult with your personal tax advisor as to whether an election of this nature will be in your best interests in light of your personal tax situation.

The executed original of the Section 83(b) election must be filed with the Internal Revenue Service not later than 30 days after the date the shares were transferred to you. PLEASE NOTE: There is no remedy for failure to file on time. The steps outlined below should be followed to ensure the election is mailed and filed correctly and in a timely manner. ALSO, PLEASE NOTE: If you make the Section 83(b) election, the election is irrevocable.

The Maximum Number of Shares of Restricted Stock set forth in the Grant Notice reflect the Maximum Shares that may be earned pursuant to the vesting schedule and satisfaction of the Performance Conditions set forth on Exhibit B to the Agreement. Please discuss with your tax advisor whether it is advisable to make a Section 83(b) election on performance-based restricted shares, and whether such election should be made with respect to the Maximum Shares, Target Shares, Threshold Shares or some other number of shares.

1.	Complete Section 83(b) election form (attached as Attachment 1) and make four (4) copies of the signed election form. (Your spouse, if any, should sign the Section 83(b) election form as well.)

2.	Prepare the cover letter to the Internal Revenue Service (sample letter attached as Attachment 2).

3.	Send the cover letter with the originally executed Section 83(b) election form and one (1) copy via certified mail, return receipt requested to the Internal Revenue Service at the address of the Internal Revenue Service where you file your personal tax returns. We suggest that you have the package date-stamped at the post office. The post office will provide you with a white certified receipt that includes a dated postmark. Enclose a self-addressed, stamped envelope so that the Internal Revenue Service may return a date-stamped copy to you. However, your postmarked receipt is your proof of having timely filed the Section 83(b) election if you do not receive confirmation from the Internal Revenue Service.

4.	One (1) copy must be sent to William Lyon Homes for its records and one (1) copy must be attached to your federal income tax return for the applicable calendar year.

5.	Retain the Internal Revenue Service file stamped copy (when returned) for your records.

Please consult your personal tax advisor for the address of the office of the Internal Revenue Service to which you should mail your election form.

F-1

ATTACHMENT 1 TO EXHIBIT F

ELECTION UNDER INTERNAL REVENUE CODE SECTION 83(B)

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of shares (the “Shares”) of common stock of William Lyon Homes, a Delaware corporation (the “Company”).

1. The name, address and taxpayer identification number of the undersigned taxpayer are:

SSN:

The name, address and taxpayer identification number of the Taxpayer’s spouse are (complete if applicable):

SSN:

2. Description of the property with respect to which the election is being made:

                 shares of Class D common stock of the Company.

3. The date on which the property was transferred was                     .

4. The taxable year to which this election relates is calendar year                     .

5. Nature of restrictions to which the property is subject:

The restricted shares are subject to forfeiture, which restrictions shall lapse [                    ]. In addition, any vested restricted shares are subject to certain restrictions on transfer, as well as the Company’s right of repurchase, in each case as set forth in the award agreement.

6. The fair market value at the time of transfer (determined without regard to any lapse restrictions, as defined in Treasury Regulation Section 1.83-3(a)) of the Shares was $         per Share.

7. The amount paid by the taxpayer for Shares was $         per Share.

8. A copy of this statement has been furnished to the Company.

Dated: , 20	Taxpayer Signature

The undersigned spouse of Taxpayer joins in this election. (Complete if applicable).

Dated: , 20	Spouse’s Signature

F-2

ATTACHMENT 2 TO EXHIBIT F

SAMPLE COVER LETTER TO INTERNAL REVENUE SERVICE

            , 20

VIA CERTIFIED MAIL

RETURN RECEIPT REQUESTED

Internal Revenue Service

[Address where taxpayer files returns]

Re:	Election under Section 83(b) of the Internal Revenue Code of 1986

Taxpayer:

Taxpayer’s Social Security Number:

Taxpayer’s Spouse:

Taxpayer’s Spouse’s Social Security Number:

Ladies and Gentlemen:

Enclosed please find an original and one copy of an Election under Section 83(b) of the Internal Revenue Code of 1986, as amended, being made by the taxpayer referenced above. Please acknowledge receipt of the enclosed materials by stamping the enclosed copy of the Election and returning it to me in the self-addressed stamped envelope provided herewith.

Very truly yours,

Enclosures

cc:	William Lyon Homes

F-3